Exhibit 107
Calculation of Filing Fee Tables
FORM
S-3
(Form Type)
UNIVERSAL HEALTH SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rules 456(b) and 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Debt	Debt Securities	Rules 456(b) and 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Debt	Guarantees of Debt Securities	Rules 456(b) and 457(r) (1)(3)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—
(1) Universal Health Services, Inc. (the “Registrant”) is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b).
(2) An indeterminate number of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon settlement, exercise, conversion or exchange of securities offered hereunder, or pursuant to anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon settlement, exercise, conversion or exchange of other securities or that are issued in units.
(3) There are being registered under this registration statement guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Table of Additional Registrants” in the Registration Statement. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.